EXHIBIT 23
                 CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report on Form 10-K of Chiquita Brands International, Inc. of our report dated February 19, 1997, included in the 1996 Annual Report to Shareholders of Chiquita Brands International, Inc.

     Our audits also included the financial statement schedule of Chiquita Brands International, Inc. and subsidiary companies listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We also consent to the incorporation by reference in the following Registration Statements and related prospectuses of Chiquita Brands International, Inc. of our report dated
February 19, 1997, with respect to the consolidated financial statements and schedule of Chiquita Brands International, Inc. and subsidiary companies incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1996.

               Registration
        Form      No.                 Description
        S-3     33-58424     Dividend Reinvestment Plan
        S-3     33-41057     Common Stock issuable upon
                               conversion of Convertible
                               Subordinated Debentures
        S-3     333-00789    Debt Securities, Preferred Stock,
                               Preference Stock, Depositary
                               Shares, Common Stock and
                               Securities Warrants
        S-8     33-2241      Chiquita Savings and Investment Plan
                33-16801
                33-42733
                33-56572
        S-8     33-14254     1986 Stock Option and Incentive Plan
                33-38284
                33-41069
                33-53993
        S-8     33-25950     Individual Stock Option Plan
        S-8     33-38147     Associate Stock Purchase Plan

Cincinnati, Ohio               ERNST & YOUNG LLP
March 26, 1997